Exhibit 1.2

THE COMPANIES ORDINANCE

A COMPANY LIMITED BY SHARES

ARTICLES OF ASSOCIATION

OF

EZchip Semiconductor LTD.
_________________

PRELIMINARY

1.	Table "A" Excluded

The regulations contained in the second schedule to the Companies Ordinance (New Version) 5743-1983 (the "Companies Ordinance") shall not apply to the Company.

2.	Interpretation

(a)         In these Articles the words standing in the first column of the table next hereinafter contained shall bear the meaning set opposite to them respectively in the second column thereof, if not inconsistent with the subject or context.

"The Company" - The aforementioned company.

"The Statutes" - The Companies Ordinance (New Version) and every other Israeli Ordinance in force concerning companies limited by shares and affecting the Company.

"These Articles" - These Articles of Association as originally drafted or as altered from time to time by Special Resolution.

"The Office" - The current registered office of the Company.

"Year" and "Month" - A Gregorian month or year.

3.	Public Company

This Company is a Public Company, as such term is defined in the Companies Ordinance (New Version).

SHARE CAPITAL

4.	Share Capital

(a)         The authorized share capital of the Company is NIS 1,000,000 divided into 50,000,000 (Fifty Million) Ordinary Shares, par value NIS 0.02 per share.

(b)        The Ordinary Shares shall rank pari passu.

5.	Increase of Authorized Share Capital

(a)         The Company may, from time to time, by Special Resolution, whether or not all the shares then authorized have been issued, and whether or not all the shares theretofore issued have been called up for payment, increase its authorized share capital. Any such increase shall be in such amount and shall be divided into shares of such nominal amounts, and such shares shall confer such rights and preferences, and shall be subject to such restrictions, as such Special Resolution shall provide.

(b)         Except to the extent otherwise provided in such Special Resolution, any new shares included in the authorized share capital increased as aforesaid shall be subject to all the provisions of these Articles which are applicable to shares of such class included in the existing share capital without regard to class (and, if such new shares are of the same class as a class of shares included in the existing share capital, to all of the provisions which are applicable to shares of such class included in the existing share capital).

6.	Special Rights; Modification of Rights

(a)         Subject to the provisions of the Memoran-dum of Association of the Company, and without prejudice to any special rights previously conferred upon the holders of existing shares in the Company, the Company may, from time to time, by Special Resolution, provide for shares with such preferred or deferred rights or rights of redemption or other special rights and/or such restrictions, whether in regard to dividends, voting, repayment of share capital or otherwise, as may be stipulated in such Special Resolution.

(b)               (i)          If at any time the share capital is divided into different classes of shares, the rights attached to any class, unless otherwise provided by these Articles, may be modified or abrogated by the Company, by Special Resolution, subject to the consent in writing of the holders of seventy-five percent (75%) of the issued shares of such class or the sanction of a Special Resolution passed at a separate General Meeting of the holders of the shares of such class.

(ii)         The provisions of these Articles relating to General Meetings shall, mutatis mutandis, apply to any separate General Meeting of the holders of the shares of a particular class, provided, however, that the requisite quorum at any such separate General Meeting shall be two or more members present in person or proxy and holding not less than seventy-five per cent (75%) of the issued shares of such class.

(iii)        Unless otherwise provided by these Articles, the enlargement of an authorized class of shares, or the issuance of additional shares thereof out of the authorized and unissued share capital, shall not be deemed, for purposes of this Article 6(b), to modify or abrogate the rights attached to previously issued shares of such class or of any other class.

7.	Consolidation, Subdivision, Cancellation and Reduc-tion of Share Capital

(a)         The Company may, from time to time, by Special Resolution (subject, however, to the provisions of Article 6(b) hereof and to applicable law):

(i)          consolidate and divide all or any part of its issued or unissued authorized share capital into shares of a per share nominal value which is larger than the per share nominal value of its existing shares;

(ii)        subdivide its shares (issued or unissued) or any of them, into shares of smaller nominal value than is fixed by the Memorandum of Association (subject, however, to the provisions of Section 144(4) of the Companies Ordinance);

(iii)        cancel any shares which, at the date of the adoption of such Special Resolution, have not been taken or agreed to be taken by any person, and diminish the amount of its share capital by the amount of the shares so cancelled; or

(iv)       reduce its share capital in any manner, and with and subject to any incident authorized, and consent required, by law.

(b)        with respect to any consolidation of is- sued shares into shares of a larger nominal value per share, and with respect to any other action which may result in fractional shares, the Board of Directors may settle any difficulty which may arise with regard there- to, as it deems fit, and, in connection with any such consolidation or other action which could result in fractional shares, may, without limiting its aforesaid power:

(i)         determine, as to the holder of shares so consolidated, which issued shares shall be consolidated into a share of a larger nominal value per share;

(ii)        allot, in contemplation of or subsequent to such consolidation or other action, shares or fractional shares sufficient to preclude or remove fractional share holdings;

(iii)       redeem, in the case of redeemable preference shares, and subject to applicable law, such shares or fractional shares sufficient to preclude or remove fractional share holdings;

(iv)       cause the transfer of fractional shares by certain shareholders of the Company to other shareholders thereof so as to most expediently preclude or remove any fractional shareholdings, and cause the transferees of such fractional shares to pay the transferors thereof the fair value thereof, and the Board of Directors is hereby authorized to act in connection with such transfer, as agent for the transferors and transferees of any such fractional shares, with full power of substitution, for the purposes of implementing the provisions of this sub-Article 7(b)(iv).

SHARES

8.	Issuance of Share Certificates; Replacement of Lost Certificates

(a)         Share certificates shall be issued under the corporate seal of the Company and shall bear the signature of one Director, or of any other person or persons authorized therefor by the Board of Directors.

(b)         Each member shall be entitled to one numbered certificate for all the shares of any class registered in his name, and if the Board of Directors so approves, to several certificates, each for one or more of such shares. Each certificate shall specify the serial numbers of the shares represented thereby and may also specify the amount paid up thereon.

(c)         A share certificate registered in the names of two or more persons shall be delivered to the person first named in the Register of Members in respect of such co-ownership.

(d)         A share certificate which has been de- faced, lost or destroyed, may be replaced, and the Company shall issue a new certificate to replace such defaced, lost or destroyed certificate upon payment of such fee, and upon the furnishing of such evidence of ownership and such indemnity, as the Board of Directors in its discretion deems fit.

9.	Registered Holder

Except as otherwise provided in these Articles, the Company shall be entitled to treat the registered holder of each share as the absolute owner thereof, and accordingly, shall not, except as ordered by a court of competent jurisdiction, or as required by statute, be obligated to recognize any equitable or other claim to, or interest in, such share on the part of any other person.

10.	Allotment of Shares

The unissued shares from time to time shall be under the control of the Board of Directors, who shall have the power to allot, issue or otherwise dispose of shares to such persons, on such terms and conditions (including inter alia terms relating to calls as set forth in Article 12(f) hereof), and either at par or at a premium, or, subject to the provisions of the Companies Ordinance, at a discount and/or with payment of commission, and at such times, as the Board of Directors deems fit, and the power to give to any person the option to acquire from the Company any shares, either at par or at a premium, or, subject as aforesaid, at a discount and/or with payment of commission, during such time and for such consideration as the Board of Directors deems fit.

11.	Payment in Installment

If pursuant to the terms of allotment or issue of any share, all or any portion of the price thereof shall be payable in installments, every such installment shall be paid to the Company on the due date thereof by the then registered holder(s) of the share or the person(s) then entitled thereto.

12.	Calls on Shares

(a)          The Board of Directors may, from time to time, as it, in its discretion, deems fit, make calls for payment upon members in respect of any sum which has not been paid up in respect of shares held by such members and which, is not, pursuant to the terms of allotment or issue of such shares or otherwise, payable at a fixed time, and each member shall pay the amount of every call so made upon him (and of each installment thereof if the same is payable in installments), to the person(s) and at the time(s) and place(s) designated by the Board of Directors, as any such time(s) may be thereafter extended and/or such person(s) or place(s) changed. Unless other- wise stipulated in the resolution of the Board of Directors (and in the notice hereafter referred to), each payment in response to a call shall be deemed to constitute a pro rata payment on account of all the shares in respect of which such call was made.

(b)          Notice of any call for payment by a member shall be given in writing to such member not less than fourteen (14) days prior to the time of payment fixed in such notice, and shall specify the time and place of payment, and the person to whom such payment is to be made.  Prior to the time for any such payment fixed in a notice of a call given to a member, the Board of Directors may in its absolute discretion, by notice in writing to such member, revoke such call in whole or in part, extend the time fixed for payment thereof, or designate a different place of payment or person to whom payment is to be made. In the event of a call payable in installments, only one notice thereof need be given.

(c)          If pursuant to the terms of allotment or issue of a share or otherwise, an amount is made payable at a fixed time (whether on account of such share or by way of premium), such amount shall be payable at such time as if it were payable by virtue of a call made by the Board of Directors and for which notice was given in accordance with paragraphs (a) and (b) of this Article 12, and the provisions of these Articles with regard to calls (and the non-payment thereof) shall be applicable to such amount (and the non-payment thereof).

(d)         Joint holders of a share shall be jointly (and severally liable to pay all calls for payment in respect of such share and all interest payable thereon.

(e)         Any amount called for payment which is not paid when due shall bear interest from the date fixed for payment until actual payment thereof, at such rate (not exceeding the then prevailing debitory rate charged by leading commercial banks in Israel), and payable et such time(s) as the Board of Directors may prescribe.

(f)          Upon the allotment of shares, the Board of Directors may provide for differences among the allottees of such shares as to the amounts and times for payment of calls for payment in respect of such shares.

13.	Prepayment

With the approval of the Board of Directors, any member may pay to the Company any amount not yet payable in respect of his shares, and the Board of Directors may approve the payment by the Company of interest on any such amount until the same would be payable if it had not been paid in advance, at such rate and time(s) as may be approved by the Board of Directors. The Board of Directors may at any time cause the Company to repay all or any part of the money so advanced, without premium or penalty. Nothing in this Article 13 shall derogate from the right of the Board of Directors to make any call for payment before or after receipt by the Company of any such advance.

14.	Forfeiture and Surrender

(a)          If any member fails to pay an amount pay-able by virtue of a call, or interest thereon as provided for in accordance herewith, on or before the day fixed for payment of the same, the Board of Directors, may at any time after the day fixed for such payment, so long as such amount (or any portion thereof) or interest thereon (or any portion thereof) remains unpaid, forfeit all or any of the shares in respect of which such payment was called for. All expenses incurred by the Company in attempting to collect any such amount or interest there- on, including, without limitation, attorneys' fees and costs of legal proceedings, shall be added to, and shall, for all purposes (including the accrual of interest thereon), constitute a part of, the amount payable to the Company in respect of such call.

(b)          Upon the adoption of a resolution as to the forfeiture of a member's share, the Board of Direc-tors shall cause notice thereof to be given to such member, which notice shall state that, in the event of the failure to pay the entire amount so payable by a date specified in the notice (which date shall be not less than fourteen (14) days after the date such notice is given and which may be extended by the Board of Direc-tors), such shares shall be ipso facto forfeited, provided, however, that, prior to such date, the Board of Directors may nullify such resolution of forfeiture, but no such nullification shall estop the Board of Directors from adopting a further resolution of forfeiture in re-spect of the non-payment of the same amount.

(c)          without derogating from Articles 54 and 59 hereof, whenever shares are forfeited as herein provided, all dividends, if any, theretofore declared in respect thereof and not actually paid shall be deemed to have been forfeited at the same time.

(d)          The Company, by resolution of the Board of Directors, may accept the voluntary surrender of any share.

(e)          Any share forfeited or surrendered as provided herein shall become the property of the Company, and the same, subject to the provisions of these Articles, may be sold, re-allotted or otherwise disposed of as the Board of Directors deems fit.

(f)          Any member whose shares have been forfeit-ed or surrendered shall cease to be a member in respect of the forfeited or surrendered shares, but shall, not- withstanding, be liable to pay, and shall forthwith pay, to the company, all calls, interest and expenses owing upon or in respect of such shares at the time of forfeiture or surrender, together with interest thereon from the time of forfeiture or surrender until actual payment, at the rate prescribed in Article 12(e) above, and the Board of Directors, in its discretion, may, but shall not be obligated to, enforce the payment of such moneys, or any part thereof. In the event of such forfeiture or surrender, the Company, by resolution of the Board of Directors, may accelerate the date(s) of payment of any or all amounts then owing to the Company by the member in question (but not yet due) in respect of all shares owned by such member, solely or jointly with another.

(g)          The Board of Directors may at any time, before any share so forfeited or surrendered shall have been sold, re-allotted or otherwise disposed of, nullify the forfeiture or surrender on such conditions as it deems fit but no such nullification shall estop the Board of Directors from re-exercising its powers of forfeiture pursuant to this Article 14.

15.	Lien

(a)          Except to the extent the same may be waived or subordinated in writing, the Company shall have a first and paramount lien upon all the shares registered in the name of each member (without regard to any equitable or other claim or interest in such shares on the part of any other person), and upon the proceeds of the sale thereof, for his debts, liabilities and engagements to the Company arising from any amount payable by such member in respect of any unpaid or partly paid share, whether or not such debt, liability or engagement has matured. Such lien shall extend to all dividends from time to time declared or paid in respect of such share. Unless other- wise provided, the registration by the Company of a transfer of shares shall be deemed to be a waiver on the part of the Company of the lien (if any) existing on such shares immediately prior to such transfer.

(b)          The Board of Directors may cause the Com-pany to sell a share subject to such a lien when the debt, liability or engagement giving rise to such lien has matured, in such manner as the Board of Directors deems fit, but no such sale shall be made unless such debt, liability or engagement has not been satisfied within fourteen (14) days after written notice of the intention to sell shall have been served on such member, his executors or administrators.

(c)          The net proceeds of any such sale, after payment of the costs thereof, shall be applied in or toward satisfaction of the debts, liabilities or engagements of such member in respect of such share (whether or not the same have matured), and the residue (if any) shall be paid to the member, his executors, administrators or assigns.

16.	Sale After Forfeiture or Surrender or in Enforcement of Lien

Upon any sale of a share after forfeiture or surrender or for enforcing a lien, the Board of Directors may appoint any person to execute an instrument of transfer of the share so sold and cause the purchaser's name to be entered in the Register of Members in respect of such share. The purchaser shall be registered as the shareholder and shall not be bound to see to the regular-ity of the sale proceedings, or to the application of the proceeds of such sale, and after his name has been entered in the Register of Members in respect of such share, the validity of the sale shall not be impeached by any person, and the remedy of any person aggrieved by the sale shall be in damages only and against the Company exclusively.

17.	Redeemable Shares

The Company may, subject to applicable law, issue redeemable shares and redeem the same.

18.	Conversion of Shares into Stock

(a)          The Board of Directors may, with the sanction of the members previously given by Special Resolution, convert any paid-up shares into stock, and may, with like sanction, reconvert any stock into paid-up shares of any denomination.

(b)          The holders of stock may transfer the same, or any part thereof, in the same manner and subject to the same regulations, as the shares from which the stock arose might have been transferred prior to conversion, or as near there to as circumstances admit, provided, however, that the Board of Directors may from time to time fix the minimum amount of stock so transferable, and restrict or forbid the transfer of fractions of such minimum, but the minimum shall not exceed the nominal value of each of the shares from which such stock arose.

(c)          The holders of stock shall, in accordance with the amount of stock held by them, have the same rights and privileges as regards minimum amount of stock so transferable, and restrict or forbid the transfer of fractions of such minimum, but the minimum shall not exceed the nominal value of each of the shares from which such stock arose.

(d)          The holders of stock shall, in accordance with the amount of stock held by them, have the some rights and privileges as regards dividends, voting at meetings of the Company and other matters as if they held the shares from which such stock arose, but no such right or privilege, except participation in the dividends and profits of the Company, shall be conferred by any such aliquot part of such stock as would not, if existing in shares, have conferred that right or privilege.

(e)          Such of the Articles of the Company as are applicable to paid-up shares shall apply to stock, and the words "share" and "shareholder" (or "member") therein shall include "stock" and "Stockholder."

TRANSFER OF SHARES

19.	Registration of Transfer

(a)         No transfer of shares shall be registered unless a proper writing or instrument of transfer (in any customary form or any other form satisfactory to the
Board of Directors) has been submitted to the Company (or its transfer agent), together with the share certificate(s) and such other evidence of title as the Board of Directors may reasonably require. Until the transferee has been registered in the Register of Members in respect of the shares so transferred, the Company may continue to regard the transferor as the owner thereof.

(b)         The Board of Directors may, in its discretion to the extent it deems necessary, close the Register of Members for registrations of transfers of shares during any year for a period determined by the Board of Directors, and no registrations of transfers of shares shall be made by the Company during any such period during which the Register of Members is so closed.

20.	Record Date for Notices of General Meetings

Notwithstanding any other contrary provision of these Articles, the Board of Directors may fix a date, not exceeding ninety (90) days prior to the date of any General Meeting, as the date as of which shareholders entitled to notice of and to vote at such meeting shall be determined, and all persons who were holders of record of voting shares on such date and no others shall be entitled to notice of and to vote at such meeting.

TRANSMISSION OF SHARES

21.	Decedents’ Shares

(a)          In case of a share registered in the names of two or more holders, the Company may recognize the survivor(s) as the sole owner(s) thereof unless and until the provisions of Article 21(b) have been effectively invoked.

(b)          Any person becoming entitled to a share in consequence of the death of any person, upon producing evidence of the grant of probate or letters of administration or declaration of succession (or such other evidence as the Board of Directors may reasonably deem sufficient), shall be registered as a member in respect of such share, or may, subject to the regulations as to transfer herein contained, transfer such share.

22.	Receivers and Liquidators

(a)          The Company may recognize any receiver, liquidator or similar official appointed to wind-up, dissolve or otherwise liquidate a corporate member, and a trustee, manager, receiver, liquidator or similar official appointed in bankruptcy or in connection with the reorganization of, or similar proceeding with respect to a member or its properties, as being entitled to the shares registered in the name of such member.

(b)          Such receiver, liquidator or similar official appointed to wind-up, dissolve or otherwise liquidate a corporate member and such trustee, manager, receiver, liquidator or similar official appointed in bankruptcy or in connection with the reorganization of, or similar proceedings with respect to a member or its properties, upon producing such evidence as the Board of Directors may deem sufficient as to his authority to act in such capacity or under this Article, shall with the consent of the Board of Directors (which the Board of Directors may grant or refuse in its absolute discretion), be registered as a member in respect of such shares, or may, subject to the regulations as to transfer herein contained, transfer such shares.

GENERAL MEETINGS

23.	Annual General Meeting

An Annual General Meeting shall be held once in every calendar year at such time (within a period of not more than fifteen (15) months after the last preceding Annual General Meeting) and at such place, either within or without the State of Israel, as may be determined by the Board of Directors.

24.	Extraordinary General Meetings

All General Meetings other than Annual General Meetings shall be called "Extraordinary General Meetings." The Board of Directors may, whenever it thinks fit, convene an Extraordinary General Meeting, at such time and place, within or out of the State of Israel, as may be determined by the Board of Directors, and shall be obliged to do so upon a requisition in writing in accordance with Section 109 of the Companies Ordinance.

25.	Notice of General Meetings; Omission to Give Notice

(a)          Not less than seven (7) days' prior notice shall be given of every General Meeting, provided, however, that a Special Resolution shall not be passed unless at least twenty-one (21) days' prior notice shall have been given of the meeting at which it is proposed to pass the same. Each such notice shall specify the place and the day and hour of the meeting and the general nature of each item to be acted upon thereat, said notice to be given to all members who would be entitled to attend and vote at such meeting. Anything therein to the contrary notwithstanding, with the consent of all members entitled to vote thereon, a resolution may be proposed and passed at such meeting although a lesser notice than hereinabove prescribed has been given.

(b)          The accidental omission to give notice of a meeting to any member, or the non-receipt of notice sent to such member, shall not invalidate the proceedings, at such meeting.

PROCEEDINGS AT GENERAL MEETINGS

26.	Quorum

(a)          No business shall be transacted at a General Meeting, or at any adjournment thereof, unless the quorum required under these Articles for such General Meeting or such adjourned meeting, as the case may be, is present when the meeting proceeds to business.

(b)          In the absence of contrary provisions in these Articles, two or more members (not in default in payment of any sum referred to in Article 32(a) hereof), present in person or by proxy and holding shares confer- ring in the aggregate more than fifty percent of the voting power of the Company, shall constitute a quorum of General Meetings.

(c)          If within half an hour from the time appointed for the meeting a quorum is not present, the meeting, if convened upon requisition under Section 109 of the Companies Ordinance, shall be dissolved, but in any other case it shall be adjourned to the same day in the next week, at the same time and place, or to such day and at such time and place as the Chairman may determine with the consent of the holders of a majority of the voting power represented at the meeting in person or by proxy and voting on the question of adjournment. No business shall be transacted at any adjourned meeting except business which might lawfully have been transacted at the meeting as originally called. At such adjourned meeting (other than an adjourned separate meeting of a particular class of shares as referred to in Article 6 of these Articles), any two (2) members (not in default as aforesaid) present in person or by proxy, shall constitute a quorum.

27.	Chairman

The Chairman, if any, of the Board of Direc-tors, shall preside as Chairman at every General Meeting of the Company. If at any meeting the Chairman is not present within fifteen (15) minutes after the time fixed for holding the meeting or is unwilling to act as Chair-man, the Co-Chairman shall preside at the meeting. If at any such meeting both the Chairman and the Co-Chairman are not present or are unwilling to act as Chairman, members present shall choose someone of their number to be Chairman. The office of Chairman shall not, by it- self, entitle the holder thereof to vote at any General Meeting nor shall it entitle such holder to a second or casting vote (without derogating, however, from the rights of such Chairman to vote as a shareholder or proxy of a shareholder if, in fact, he is also a shareholder or such proxy).

28.	Adoption of Resolutions at General Meetings

(a)          (i)              An Ordinary Resolution shall be deemed adopted if approved by the holders of a majority of the voting power represented at the meeting in person or by proxy and voting thereon.

(ii)             A Special or Extraordinary Resolution shall be deemed adopted if approved by the holders of not less than seventy-five per cent (75%) of the voting power represented at the meeting in person or by proxy and voting thereon.

(b)          Every question submitted to a General Meeting shall be decided by a show of hands, but if a written ballot is demanded by any member present in per- son or by proxy and entitled to vote at the meeting, the  same shall be decided by such ballot. A written ballot may be demanded before the proposed resolution is voted upon or immediately after the declaration by the Chairman of the results of the vote by a show of hands. If a vote by written ballot is taken after such declaration, the results of the vote by a show of hands shall be of no effect, and the proposed resolution shall be decided by such written ballot. The demand for a written ballot may be withdrawn at any time before the same is conducted, in which event another member may then demand such written ballot. The demand for a written ballot shall not pre- vent the continuance of the meeting for the transaction of business other than the question on which the written ballot has been demanded.

(c)          A declaration by the Chairman of the meet-ing that a resolution has been carried unanimously, or carried by a particular majority, or lost, and an entry to that effect in the minute book of the Company, shall be conclusive evidence of the fact without proof of the number or proportion of the votes recorded in favor of or against such resolution.

29.	Resolutions in Writing

A resolution in writing signed by all members of the Company then entitled to attend and vote at Gener-al Meetings or to which all such members have given their written consent (by letter, telegram, telex, facsimile or otherwise) shall be deemed to have been unanimously adopted by a General Meeting duly convened and held.

30.	Power to Adjourn

(a)          The Chairman of a General Meeting at which a quorum is present may, with the consent of the holders of a majority of the voting power represented in person or by proxy and voting on the question of adjournment (and shall if so directed by the meeting), adjourn the meeting from time to time and from place to place, but no business shall be transacted at any adjourned meeting except business which might lawfully have been transacted at the meeting as originally called.

31.	Voting Power

Subject to the provisions of Article 32(a) and subject to any provision hereof conferring special rights as to voting, or restricting the right to vote, every member shall have one vote for each share held by him of record, on every resolution, without regard to whether the vote thereon is conducted by a show of hands, by written ballot or by any other means.

32.	Voting Rights

(a)          No member shall be entitled to vote at any General Meeting (or be counted as a part of the quorum thereat), unless all calls then payable by him in respect of his shares in the Company have been paid, but this Article 32(a) shall not apply to separate General Meetings of the holders of a particular class of shares pursuant to Article 6(b).

(b)          A company or other corporate body being a member of the Company may duly authorize any person to be its representative at any meeting of the Company or to execute or deliver a proxy on its behalf. Any person so authorized shall be entitled to exercise on behalf of such member all the power which the latter could have exercised if it were an individual shareholder. Upon the request of the Chairman of the meeting, written evidence of such authorization (in form acceptable to the Chair-man) shall be delivered to him.

(c)          Any member entitled to vote may vote either in person or by proxy (who need not be a member of the Company), or, if the member is a company or other corporate body, by a representative authorized pursuant to Article 32(b).

(d)          If two or more persons are registered as joint holders of any share, the vote of the senior who tenders a vote, in person or by proxy, shall be accepted to the exclusion of the vote (s) of the other joint holder(s). For the purpose of this Article 32(d), seniority shall be determined by the order of registration of the joint holders in the Register of Members.

PROXIES

33.	Instrument of Appointment

(a)        An instrument appointing a proxy shall be in writing and shall be substantially in the following form:

“I ____________________ of __________________	__________________________
(Name of Shareholder)	(Address of Share- holder)

being a member of EZchip Semiconductor Ltd. hereby appoint ____________________ of _______________________
________________________________________________	__________________________
(name of Proxy)	(Address of Proxy)

(name of Proxy) as my proxy to vote for me and on my behalf at the General Meeting of the Company to be held on the ____day of____ __,_____ and at any adjournment (s) thereof.

Signed this day of ___________,______.

__________________________________
(Signature of Appointer)”

or in any usual or common form or in such other form as may be approved by the Board of Directors. Such proxy shall be duly signed by the appointer or such person’s duly authorized attorney or, if such appointor is a com- pany or other corporate body, under its common seal or stamp or the hand of its duly authorized agent(s) or attorney(s).

(b)        The instrument appointing a proxy (and the power of attorney or other authority, if any, under which such instrument has been signed) shall either be deliv-ered to the Company (at its Registered Office, at its principal place of business, or at the offices of its registrar or transfer agent, or at such place as the Board of Directors may specify) not less than two (2) hours (or twenty-four (24) hours, if delivered to the Company at its Registered Office or principal place of business in respect of a meeting to be held outside Isra- el or forty-eight (48) hours if delivered to the Compa- ny's registrar or transfer agent in respect of a meeting to be held outside the United States of America) before the time fixed for the meeting at which the person named in the instrument proposes to vote, or presented to the Chairman at such meeting.

34.	Effect of Death of Appointer of Transfer of Share and or Revocation of Appointment

(a)          A vote cast in accordance with an instru-ment appointing a proxy shall be valid notwithstanding the prior death or bankruptcy of the appointing member (or of his attorney-in-fact, if any, who signed such instrument), or the transfer of the share in respect of which the vote is cast, unless written notice of such matters shall have been received by the Company or by the Chairman of such meeting prior to such vote being cast.

(b)          An instrument appointing a proxy shall be deemed revoked (i) upon receipt by the Company or the Chairman, subsequent to receipt by the Company of such instrument, of written notice signed by the person sign-ing such instrument or by the member appointing such proxy canceling the appointment there under (or the authority pursuant to which such instrument was signed) or (of an instrument appointing a different proxy (and such other documents, if any, required under Article 33(b) for such new appointment), provided such notice of cancella-tion or instrument appointing a different proxy were so received at the place and within the time for delivery of the instrument revoked thereby as referred to in Article 33(b) hereof, or (ii) if the appointing member is present in person at the meeting for which such instrument of proxy was delivered, upon receipt by the Chairman of such meeting of written notice from such member of the revocation of such appointment, or if and when such member votes at such meeting. A vote cast in accordance with an instrument appointing a proxy shall be valid notwithstanding the revocation or purported cancellation of the appointment or the presence in person or vote of the appointing member at a meeting for which it was rendered unless such instrument of appointment was deemed revoked in accordance with the foregoing provisions of this Arti-cle 34(b) at or prior to the time such vote was cast.

BOARD OF DIRECTORS

35.	Powers of Board of Directors

(a)         In General

The management of the business of the Company shall be vested in the Board of Directors which may exercise all such powers and do all such acts and things as the Company is authorized to exercise and do and are not hereby or by law required to be exercised or done by the Company by action of its members at a General Meet-ing. The authority conferred on the Board of Directors by this Article 35 shall be subject to the provisions of the Companies Ordinance, these Articles and any regula- tion or resolution consistent with these Articles adopted from time to time by the Company by action of its members at a General Meeting, provided , however, that no such regulation or resolution shall invalidate any prior act done by or pursuant to a decision of the Board of Direc-tors which would have been valid if such regulation or resolution had not been adopted.

(b)           Borrowing Power

The Board of Directors may from time to time, at its discretion cause the Company to borrow or secure  the payment of any sum or sums of money for the purposes  of the Company and may secure or provide for the repay- ment of such sum or sums in such manner at such times and upon such terms and conditions as it deems fit, and, in particular by the issuance of bonds, perpetual or redeemable debentures, debenture stock or any mortgages, charges, or other securities on the undertaking or the  whole or any part of the property of the Company both  present and future including its uncalled or called but unpaid capital for the time being.

(c)                Reserves

The Board of Directors may, from time to time, set aside any amount(s) out of the profits of the Company as a reserve or reserves for any purpose(s) which the Board of Directors, in its absolute discretion, shall deem fit, and may invest any sum so set aside in any= manner and from time to time deal with and vary such investments and dispose of all or any part thereof, and employ any such reserve or any part thereof in the busi-ness of the Company without being bound to keep the same separate from other assets of the Company, and may subdivide or redesignate any reserve or cancel the same or apply the funds therein for another purpose, all as the Board of Directors may from time to time think fit.

36.	Exercise of Powers of Board of Directors

(a)         A meeting of the Board of Directors at which a quorum is present shall be competent to exercise all the authorities, powers and discretion vested in or exercisable by the Board of Directors.

(b)        A resolution proposed at any meeting of the Board of Directors shall be deemed adopted if ap- proved by a majority of the Directors present when such resolution is put to a vote and voting thereon.

(c)        A resolution in writing signed by the majority of Directors then in office and lawfully enti- tled to vote thereon or to which a majority of the Directors have given their written consent (by letter, tele-gram, telex, facsimile, electronic mail or otherwise) shall be deemed to have been unanimously adopted by a meeting of the Board of Directors duly convened and held.

37.	Delegation of Powers

(a)         The Board of Directors may, subject to the provisions of the Companies Ordinance, delegate any or all of its powers to committees, each consisting of one or more persons (who are Directors), and it may from time to time revoke such delegation or alter the composition of any such committee. Any Committee so formed (in these Articles referred to as a  “Committee of the Board of Directors” , shall, in the exercise of the powers so delegated, conform to any regulations imposed on it by the Board of Directors. The meetings and proceedings of any such Committee of the Board of Directors shall, muta-tis mutandis, be governed by the provisions herein contained for regulating the meetings of the Board of Directors, so far as not superseded by any regulations adopted by the Board of Directors under this Article. Unless otherwise expressly provided by the Board of Directors in delegating powers to a Committee of the Board of Direc-tors, such Committee shall not be empowered to further delegate such powers.

(b)        Without derogating from the provisions of Article 50, the Board of Directors may from time to time appoint a Secretary to the Company, as well as officers, agents, employees and independent contractors, as the  Board of Directors deems fit, and may terminate the ser- vice of any such person. The Board of Directors may, subject to the provisions of the Companies Ordinance, determine the powers and duties, as well as the salaries and emoluments, of all such persons, and may require security in such cases and in such amounts as it deems fit.

(c)         The Board of Directors may from time to time, by power of attorney or otherwise, appoint any person, company, firm or body of persons to be the attor-ney or attorneys of the Company at law or in fact for  such purpose (s) and with such powers, authorities and discretions, and for such period and subject to such  conditions, as it deems fit, and any such power of attor-ney or other appointment may contain such provisions for the protection and convenience of persons dealing with any such attorney as the Board of Directors deems fit, , and may also authorize any such attorney to delegate all or any of the powers, authorities and discretions vested in him.

38.	Number of Directors

The Board of Directors of the Company shall consist of such number of Directors (not less than three nor more than fourteen) as may be fixed, from time to time, by Ordinary Resolution of the Company.

39.	Election and Removal of Directors

Directors shall be elected at the Annual Gener- al Meeting by the vote of the holders of a majority of the voting power represented at such meeting in person or by proxy and voting on the election of directors, and each Director shall serve, subject to article 42 hereof, and, with respect to a Director appointed pursuant to Article 41 hereof, subject to such Article, until the Annual General Meeting next following the Annual General  Meeting or General Meeting at which such Director was elected pursuant to this Article or Article 41 hereof, or his earlier removal pursuant to this Article 39. The holders of a majority of the voting power represented at a General Meeting in person or by proxy and voting there- on at such Meeting shall be entitled to remove any Direc-tor(s) from office, to elect Directors instead of Direc-tors so removed or to fill any vacancy, however created, in the Board of Directors.

40.	Qualification of Directors

No person shall be disqualified to serve as a Director by reason of his not holding shares in the Com-pany or by reason of his having served as a Director in  the past.

41.	Continuing Directors in the Event of Vacancies

In the event of one or more vacancies in the Board of Directors, the continuing Directors may continue to act in every matter, and, pending the filling of any vacancy pursuant to the provisions of Article 39, may appoint Directors to temporarily fill any such vacancy,  provided, however, that if they number less than a major ity of the number provided for pursuant to Article 38 hereof, they may only act in an emergency or to fill the office of director which has become vacant up to the minimum number or in order to call a General Meeting of the Company for the purpose of electing Directors to fill any or all vacancies, so that at least a majority of the number of Directors provided for pursuant to Article 38 hereof are in office as a result of said meeting.

42.	Vacation of Office

(a)         The office of a Director shall be vacated, ipso facto, upon his death, or if he be found lunatic or become of unsound mind, or if he becomes bankrupt, or if the Director is a company, upon its winding-up.

(b)        The office of a Director shall be vacated by his written resignation. Such resignation shall become effective on the date fixed therein, or upon the delivery thereof to the Company, whichever is later.

43.	Remuneration of Directors

Director shall be paid remuneration by the Company for his services as Director to the extent such remuneration shall have been approved by a General Meet- ing of the Company.

44.	Conflict of Interests

Subject to the provisions of the Companies Ordinance, no Director shall be disqualified by virtue of his office from holding any office or place of profit under the Company or under any company in which the Com-pany shall be a shareholder or otherwise interested, or from contracting with the Company as vendor, purchaser or otherwise, nor shall any such contract, or any contract or arrangement entered into by or on behalf of the Compa- ny in which any Director shall be in any way interested, be avoided, nor, other than as required under the Compa-nies Ordinance, shall any Director be liable to account to the Company for any profit arising from any such of- fice or place of profit or realized by any such contract or arrangement by reason only of such Director's holding that office or of the fiduciary relations thereby established, but the nature of his interest, as well as any material fact or document, must be disclosed by him at the meeting of the Board of Directors at which the con-tract or arrangement is first considered, if his interest then exists, or, in any other case, at no later than the first meeting of the Board of Directors after the acquisition of his interest.

45.	Alternate Directors

(a)         A Director may, by written notice to the Company given in the manner set forth in Article 45(b) below, appoint any individual (whether or not such person is then a member of the Board of Directors) as an alter-nate for himself (in these Articles referred to as “Alternate Director”), remove such Alternate Director and appoint another Alternate Director in place of any Alternate Director appointed by him whose office has been vacated for any reason whatsoever. Unless the appointing Director, by the instrument appointing an Alternate Director or by written notice to the Company, limits such appointment to a specified period of time or restricts it to a specified meeting or action of the Board of Direc-tors, or otherwise restricts its scope, the appointment shall be for all purposes, and for a period of time concurrent with the term of the appointing Director.

(b)        Any notice to the Company pursuant to Article 45(a) shall be given in person to, or by sending the same by mail to the attention of the General Manager of the Company at the principal office of the Company or to such other person or place as the Board of Directors shall have determined for such purpose, and shall become effective on the date fixed therein, or upon the receipt thereof by the Company (at the place as aforesaid), whichever is later.

(c)        An Alternate Director shall have all the rights and obligations of the Director who appointed him, provided, however, that (i) he may not in turn appoint an alternate for himself (unless the instrument appointing him otherwise expressly provides), and (ii) that an Alternate Director shall have no standing at any meeting of the Board of Directors or any committee thereof while the Director who appointed him is present, and (iii) that the Alternate Director is not entitled to remuneration.

(d)        Any Individual, whether or not he be a member of the Board of Directors, may act as an Alternate Director. One person may act as Alternate Director for several Directors, and in such event he shall have a number of votes (and shall be treated as the number of  persons for purposes of establishing a quorum) equal to the number of Directors for whom he acts as Alternate Director. If an Alternate Director is also a Director in his own right, his rights as an Alternate Director shall be in addition to his rights as a Director.

(e)           An Alternate Director shall alone be responsible for his own acts and defaults, and he shall not be deemed the agent of the Director (s) who appointed him.

(f)          The office of an Alternate Director shall be vacated under the circumstances, mutatis mutandis, set forth in Article 42, and such office shall ipso facto be vacated if' the Director who appointed such Alternate Director ceases to be a Director.

PROCEEDINGS OF THE BOARD OF DIRECTORS

46.	Meetings

(a)         The Board of Directors may meet and ad- journ its meetings and otherwise regulate such meetings and proceedings as the Directors think fit.

(b)        Any Director may at any time, and the Secretary, upon the request of such Director, shall, convene a meeting of the Board of Directors, but not less than seven (7) days' notice shall be given of any meeting so convened. Notice of any such meeting may be given orally, by telephone, in writing or by mail, telex, cable gram or facsimile. Notwithstanding anything to the contrary herein, failure to deliver notice to a director of any such meeting in the manner required hereby may be waived by such Director, and a meeting shall be deemed to have been duly convened notwithstanding such defective notice if such failure or defect is waived prior to ac- tion being taken at such meeting, by all Directors enti-tled to participate at such meeting to whom notice was not duly given as aforesaid.

47.	Quorum

Until otherwise unanimously decided by the Board of Directors, a quorum at a meeting of the Board of Directors shall be constituted by the presence in person or by telephone conference of a majority of the Directors then in office who are lawfully entitled to participate in the meeting. No business shall be transacted at a meeting of the Board of Directors unless the requisite quorum is present (in person or by telephone conference) when the meeting proceeds to business.

48.	Chairman of the Board of Directors

The Board of Directors may from time to time, elect one of its members to be the Chairman of the Board of Directors, and another of its members as Co-Chairman, remove such Chairman and Co-Chairman from office and appoint others in their place. The Chairman of the Board of Directors shall preside at every meeting of the Board of Directors, but if there is no such Chairman, or if at any meeting he is not present within fifteen (15) minutes of the time fixed for the meeting or if he is unwilling to take the chair, the Co-Chairman shall preside. If both the Chairman and the Co-Chairman are not present or are unwilling to take the chair the Directors present shall choose one of their number to be the chairman of such meeting.

49.	Validity of Acts Despite Defects

All acts done bona fide at any meeting of the Board of Directors, or of a Committee of the Board of Directors, or by any person(s) acting as Director(s), shall, notwithstanding that it may afterwards be discov-ered that there was some defect in the appointment of the participants in such meetings or any of them or any per-
son (s) acting as aforesaid, or that they or any of them were disqualified, be as valid as if there were no such defect or disqualification.

CHIEF EXECUTIVE OFFICER AND PRESIDENT

50.	Chief Executive Officer and President

The Board of Director may from time to time appoint one or more persons, whether or not Directors, as Chief Executive Officer or Officers, General Manager or Managers, or President of the Company and may confer upon such person (s), and from time to time modify or revoke, such title (s) and such duties and authorities of the Board of Directors as the Board of Directors may deem fit, subject to such limitations and restrictions as the Board of Directors may from time to time prescribe. Un- less otherwise determined by the Board of Directors the Chief Executive Officer shall have authority with respect of the management of the Company in the ordinary course of business. Such appointment (s) may be either for a fixed term or without any limitation of time, and the Board of Directors may from time to time (subject to the provisions of the Companies Ordinance and of any contract between any such person and the Company) fix his or their salaries and emoluments, remove or dismiss him or them from office and appoint another or others in his or their place or places.

MINUTES

51.	Minutes

(a)         Minutes of each General Meeting arid of each meeting of the Board of Directors shall be recorded and duly entered in books provided for that purpose, and shall be held by the Company at its principal office or its Registered Office or such other place as shall have been determined by the Board of Directors. Such minutes shall, in all events, set forth the names of the persons present at the meeting and all resolutions adopted there-at.

(b)        Any minutes as aforesaid, if purporting to be signed by the chairman of the meeting or by the chair-man of the next succeeding meeting, shall constitute prima facia evidence of the matters recorded therein.

DIVIDENDS

52.	Declaration of Dividends

The Board of Directors may from time to time declare, and cause the Company to pay, such interim dividend as may appear to the Board of Directors to be justified by the profits of the Company. The final dividend in respect of any fiscal period shall be proposed by the Board of Directors and shall be payable only after the same has been approved by Ordinary Resolution of the Company, but no such resolution shall provide for the payment of an amount exceeding that proposed by the Board of Directors for the payment of such final dividend, and no such resolution or any failure to approve a final  dividend shall affect any interim dividend theretofore declared and paid. The Board of Directors shall deter- mine the time for payment of such dividends, both interim and final, and the record date for determining the shareholders entitled thereto.

53.	Funds Available for Payment of Dividends

No dividend shall be paid otherwise than out of the profits of the Company.

54.	Amount Payable by Way of Dividends

(a)          Subject to the rights of the holders of  shares as to dividends, any dividend paid by the Company shall be allocated among the members entitled thereto in proportion to the sums paid up or credited as paid up on  account of the nominal value of their respective holdings of the shares in respect of which such dividend is being paid without taking into account the premium paid up for the shares. The amount paid up on account of a share which has not yet been called for payment or fallen due for payment and upon which the Company pays interest to the shareholder shall not be deemed, for the purposes of this Article, to be a sum paid on account of the share.

(b)           Whenever the rights attached to any shares or the terms of issue of the shares do not provide other- wise, shares which are fully paid up or which are credit- ed as fully or partly paid within any period which in respect thereof dividends are paid shall entitle the holders thereof to a dividend in proportion to the amount paid up or credited as paid up in respect of the nominal value of such shares and to the date of payment thereof (pro rata temporis).

55.	Interest

No dividend shall carry interest as against the Company.

56.	Payment in Specie

Upon the recommendation of the Board of Direc- tors approved by Ordinary Resolution of the Company, the Company (i) may cause any moneys, investments, or other assets forming part of the undivided profits of the Com- pany, standing to the credit of a reserve fund, or to the credit of a reserve fund for the redemption of capital, or in the hands of the Company and available for divi-dends, or representing premiums received on the issuance of shares and standing to the credit of the share premium account, to be capitalized and distributed among such of the share holders as would be entitled to receive the same if distributed by way of dividend and in the same proportion, on the footing that they become entitled thereto as capital, or may cause any part of such capitalized fund to be applied on behalf of such shareholders in paying up in full, either at par or at such premium as the resolution may provide, any unissued shares or debentures or debenture stock of the Company which shall be distributed accordingly, in payment, in full or in part, of the uncalled liability on any issued shares or debentures or debenture stock; and (ii) may cause such distribution or payment to be accepted by such shareholders in full satisfaction of their interest in the said capitalized sum.

57.	Implementation of Powers under Article 56

For the purpose of giving full effect to any resolution under Article 56, and without derogating from the provisions of Article 7(b) hereof, the Board of Di- rectors may settle any difficulty which may arise in regard to the distribution as it thinks expedient, and, in particular, may issue fractional certificates, and may fix the value for distribution of any specific assets, and may determine that cash payments shall be made to any members upon the footing of the value so fixed, or that fractions of less value than the nominal value of one share may be disregarded in order to adjust the rights of all parties, and may vest any such cash, shares, debentures, debenture stock or specific assets in trustees upon such trusts for the persons entitled to the dividend or capitalized fund as may seem expedient to the Board of Directors. Where requisite, a proper contract shall be filed in accordance with Section 130 of the Companies Ordinance, and the Board of Directors may appoint any person to sign such contract on behalf of the persons entitled to the dividend or capitalized fund.

58.	Dividends on Unpaid Shares

Without derogating from Article 54 hereof, the Board of Directors may give an instruction which shall prevent the distribution of a dividend to the holders of shares the full nominal amount of which has not been paid up.

59.	Retention of Dividends

(a)         The Board of Directors may retain any dividend or other moneys payable or property distributa- ble in respect of a share on which the Company has a lien, and may apply the same in or toward satisfaction of the debts, liabilities, or engagements in respect of which the lien exists.

(b)          The Board of Directors may retain any dividend or other moneys payable or property distributa-ble in respect of a share in respect of which any person is, under Articles 21 or 22, entitled to become a member, or which any person is, under said Articles, entitled to transfer, until such person shall become a member in respect of such share or shall transfer the same.

60.	Unclaimed Dividends

All unclaimed dividends or other moneys payable in respect of a share may be invested or otherwise made use of by the Board of Directors for the benefit of the Company until claimed. The payment by the Directors of any unclaimed dividend or such other moneys into a sepa- rate account shall not constitute the Company a trustee in respect thereof. The principal (and only the princi- pal) of an unclaimed dividend or such other moneys shall be, if claimed, paid to a person entitled thereto.

61.	Mechanics of Payment

Any dividend or other moneys payable in cash in respect of a share may be paid by check or warrant sent through the post to, or left at, the registered address of the person entitled thereto or by transfer to a bank account specified by such person  (or, if two or more persons are registered as joint holders of such share or are entitled jointly thereto in consequence of the death or bankruptcy of the holder or otherwise, to the joint holder whose name is registered first in the Register of  Members or his bank account or the person who the Company may then recognize as the owner thereof or entitled thereto under Article 21 or 22 hereof, as applicable, or  such person’s bank account), or to such person and at such other address as the person entitled thereto may be writing direct. Every such check or warrant shall be made payable to the order of the person to whom it is sent, or to such person as the person entitled thereto as aforesaid may direct, and payment of the check or warrant by the banker upon whom it is drawn shall be a good discharge to the Company.

62.	Receipt from a Joint Holder

If two or more persons are registered as joint holders of any share, or are entitled jointly thereto in consequence of the death or bankruptcy of the holder or otherwise, anyone of them may give effectual receipts for any dividend or other moneys payable or property distributable in respect of such share.

ACCOUNTS

63.	Books of Account

The Board of Directors shall cause accurate books of account to be kept in accordance with the provisions of the Companies Ordinance and of any other applicable law. Such books of account shall be kept at the Registered Office of the Company, or at such other place or places as the Board of Directors may think fit, and they shall always be open to inspection by all Directors. No member, not being a Director, shall have any right to inspect any account or book or other similar document of the Company, except as conferred by law or authorized by the Board of Directors or by Ordinary Resolution of the Company.

64.	Audit

At least once in every fiscal year the accounts of the Company shall be audited and the correctness of the profit and loss account and balance sheet certified by one or more duly qualified auditors.

65.	Auditors

The appointment, authorities, rights and duties of the auditor(s) of the Company, shall be regulated by applicable law, provided, however, that in exercising its authority to fix the remuneration of the auditor(s), the members in General Meeting may, by Ordinary Resolution, act (and in the absence of any action in connection therewith shall be deemed to have so acted) to authorize the Board of Directors to fix such remuneration subject to such criteria or standards, if any, as may be provided in such Ordinary Resolution, and if no such criteria or standards are so provided, such remuneration shall be fixed in an amount commensurate with the volume and na- ture of the services rendered by such auditor(s).

BRANCH REGISTERS

66.	Branch Registers

Subject to and in accordance with the provi-sions of Sections 71 to 80, inclusive, of the Companies Ordinance and to all orders and regulations issued there- under, the Company may cause branch registers to be kept in any place outside Israel as the Board of Directors may think fit, and, subject to all applicable requirements of law, the Board of Directors may from time to time adopt such rules and procedures as it may think fit in connec-tion with the keeping of such branch registers.

67.	Audit Committee

(a)         For purposes of these Articles the terms "Office Holder", "Personal Interest" and "Relative" shall be defined as set forth in Section 96(24) of the Compa-nies Ordinance.

(b)        The Board of Directors shall appoint an Audit Committee which shall be composed of three members, none of which shall be Chairman or Co-Chairman of the Board of Directors, the Chief Executive Officer, Controller, Secretary or any other Office Holder who is an employee of the Company, and the majority of which shall not be shareholders of the Company holding more than 5% (five percent) of the issued and outstanding share capi- tal of the Company, or their relatives.

(c)         All of the following matters shall be brought before the Audit Committee, and no action in respect thereof shall be taken prior to receiving the  Audit Committee’s and the Board of Director’s approval. Approval of the Board of Directors may be given only following the Audit Committee’s approval.

(i)          Proposed transactions to which the Company intends to be a party in which an Office Holder has a direct or indirect Personal Interest; and

(ii)         Actions which may otherwise be  deemed to constitute a breach of fiduciary duty or the duty of care, as defined In Section 96(27) of the Companies Ordinance, of an Office Holder of the Company; and

(iii)        Agreements with directors as to the terms of their service; and

(iv)       Indemnification of Office Holders.

(d)          Approval by the majority of the Members of the Audit Committee shall be deemed approval of the Audit Committee for the purposes of this Article.

(e)          The Audit Committee shall meet upon re-ceiving prior written notice of seven days from the Board of Directors of the adjournment of a meeting. Such prior written notice shall contain details of the action in respect of which the meeting will be adjourned.

(f)          Should a majority of the Audit Committee or of the Board of Directors have a Personal Interest in any of the matters detailed in Section 67(c) above, the action shall be raised at the next General Shareholders Meeting, and shall be subject to approval of the General Meeting.

(g)           Any Office Holder whose interest is brought before the Audit Committee and the Board of Directors for approval shall not be present nor shall he have a vote at any meeting at which his interest shall be discussed or voted upon.

INDEMNITY AND INSURANCE

68.	Insurance, Indemnification and Exculpation

The Company may insure, indemnify and exculpate its Office Holders to the fullest extent permitted by law, from time to time.  Without limiting the generality of the foregoing:

(a)         Subject to the provisions of the Companies Law 5759-1999 as amended from time to time (the “Companies Law”), the Company may enter into a contract for the insurance of its Office Holders, for act or omissions in their capacity as Office Holders, in whole or in part, against any of the following:

(i)          breach of the duty of care owed to the Company or a third party;

(ii)         breach of the fiduciary duty owed to the Company, provided that the Office Holder acted in good faith and had reasonable grounds to believe that his action would not harm the Company’s interests;

(iii)        monetary liability imposed on the Office Holder in favor of a third party; and

(iv)       reasonable litigation expenses, including attorney fees, incurred by the Office Holder as a result of an administrative enforcement proceeding instituted against him (without limiting from the generality of the foregoing, such expenses will include a payment imposed on the Office Holder in favor of an injured party as set forth in Section 52(54)(a)(1)(a) of the Israel Securities Law, 5728-1968, as amended (the "Securities Law"), and expenses that the Office Holder incurred in connection with a proceeding under Chapters H'3, H'4 or I'1 of the Securities Law, including reasonable legal expenses, which term includes attorney fees).

(b)        Subject to the provisions of the Companies Law, the Company is entitled retroactively to indemnify any Office Holder, or to provide a prior undertaking to indemnify an Office Holder where such prior undertaking is limited (1) to categories of events that the Board believes are foreseeable in light of the Company’s activities on the date of grant of the undertaking to indemnify, and (2) to an amount or in accordance with guidelines determined by the Board to be reasonable in the circumstances (and such undertaking includes the categories of events that the Board believes are foreseeable in light of the Company’s activities on the date of grant of the undertaking to indemnify and to an amount or in accordance with guidelines determined by the Board to be reasonable in the circumstances), for an act that such Office Holder performed by virtue of being an Office Holder of the Company, for monetary liability imposed on the Office Holder in favor of a third party in a judgment, including a settlement or an arbitral award confirmed by a court.

(c)         Subject to the provisions of the Companies Law, the Company is entitled retroactively to indemnify any Office Holder, or to provide a prior undertaking to indemnify an Office Holder for:

(i)         monetary liability imposed on an Office Holder in favor of a third party in a judgment, including a settlement or an arbitral award confirmed by a court;

(ii)        reasonable legal costs, including attorney’s fees, expended by an Office Holder as a result of (x) an investigation or proceeding instituted against the Office Holder by a competent authority, provided that such investigation or proceeding concludes without the filing of an indictment against the Office Holder and either (A) no financial liability was imposed on the Office Holder in lieu of criminal proceedings, or (B) financial liability was imposed on the Office Holder in lieu of criminal proceedings but the alleged criminal offense does not require proof of criminal intent; and (y) in connection with an administrative enforcement proceeding or a financial sanction (without derogating from the generality of the foregoing, such expenses will include a payment imposed on the Office Holder in favor of an injured party as set forth in Section 52(54)(a)(1)(a) of the Securities Law, and expenses that the Office Holder incurred in connection with a proceeding under Chapters H'3, H'4 or I'1 of the Securities Law, including reasonable legal expenses, which term includes attorney fees; and

(iii)       reasonable legal costs, including attorneys’ fees, expended by the Office Holder or for which the Office Holder is charged by a court, (a) in an action brought against the Office Holder by or on behalf of the Company or a third party, or (b) in a criminal action in which the Office Holder is found innocent, or (c) in a criminal action in which the Office Holder is convicted and in which a proof of criminal intent is not required.

(d)        Subject to the provisions of the Companies Law, the Company may exculpate an Office Holder in advance from liability, or any part of liability, for damages sustained by virtue of a breach of duty of care to the Company.

(e)        Subject to the provisions of the Companies Law, the Company may procure insurance for, indemnify and exculpate any person who is not an Office Holder including, without limitation, any employee, agent, consultant or contractor of the Company who is not an Office Holder.

WINDING UP

69.	Winding up

If the Company is wound up, then, subject to applicable law and to the rights of the holders of shares with special rights upon winding up, the assets of the Company available for distribution among the members shall be distributed to them in proportion to the nominal value of their respective holdings of the shares in re-spect of which such distribution is being made.

RIGHTS OF SIGNATURE, STAMP AND SEAL

70.	Rights of Signature, Stamp and Seal

(a)        The Board of Directors shall be entitled to authorize any person or persons (who need not be Directors) to act and sign on behalf of the Company, and the acts and signature of such person (s) on behalf of the Company shall bind the Company insofar as such person (s) acted and signed within the scope of his or their authority.

(b)        The Board of Directors may provide for a seal. If the Board of Directors so provides, it shall also provide for the safe custody thereof. Such seal shall not be used except by the authority of the Board of Directors and in the presence of the person(s) authorized to sign on behalf of the Company, which: shall sign every instrument to which such seal is affixed.

(c)        The Company may exercise the powers con-ferred by Section 102 of the Companies Ordinance regard-ing a seal for use abroad, and such powers shall be vest-ed in the Board of Directors.

NOTICES

71.	Notices

(a)         Any written notice or other document may be served by the Company upon any member either personal-ly or by sending it by prepaid mail (airmail if sent internationally) addressed to such member at his address as described in the Register of Members or such other address as he may have designated in writing for the receipt of notices and other documents. Any written notice or other document may be served by any member upon the Company by tendering the name in person to the Secretary or the General Manager of the Company at the princi-pal office of the Company or by sending it by prepaid registered mail (airmail if posted outside Israel) to the Company at its Registered Address. Any such notice or other document shall be deemed to have been served forty- eight (48) hours after it has been posted (seven (7) business days if sent internationally), or when actually received by the addressee if sooner than forty-eight hours or seven days, as the case may be, after it has been posted, or when actually tendered in person, to such member (or to the Secretary or the General Manager). Notice sent by cablegram, telex, facsimile or electronic mail shall be deemed to have been served when actually received by such member (or by the Company). If a notice is, in fact, received by the addressee, it shall be deemed to have been duly served, when received, notwithstanding that it was defectively addressed or failed, in some other respect, to comply with the provisions of this Article 71(a).

(b)        All notices to be given to the members shall, with respect to any share to which persons are jointly entitled, be given to whichever of such persons is named first in the Register of Members, and any notice so given shall be sufficient notice to the Holders of such share.

(c)        Any member whose address is not described in the Register of Members, and who shall not have designated in writing an address for the receipt of notices, shall not be entitled to receive any notice from the Company.

(d)        Notwithstanding anything to the contrary contained herein, notice by the Company of a General Meeting which is published in at least two daily newspa-pers in the State of Israel within the time otherwise required for giving notice of such meeting under Article 25 hereof and containing the information required to be set forth in such notice under such Article, shall be deemed to be a notice of such meeting duly given, for purposes of these Articles, to any member whose address as registered in the Register of Members is located in the State of Israel.